SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: July 27, 2004
(Date of earliest event reported)

Dominion Resources, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	1-8489 (Commission File Number)	54-1229715 (I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia 23219-3932
(804) 819-2000
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On July 27, 2004, Dominion Resources, Inc. issued a press release announcing that it will raise its fourth-quarter dividend payable December 20, 2004, by 2 cents per share, increasing its current quarterly rate of 64.5 cents per share to 66.5 cents per share and that for dividends payable in 2005, the quarterly rate will rise again from 66.5 cents per share to 67 cents per share for an annual rate in 2005 of $2.68 per share. The press release is filed with this Form 8-K as Exhibit 99.

Exhibit
99	Dominion Resources, Inc. press release dated July 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Patricia A. Wilkerson
Patricia A. Wilkerson Vice President and Corporate Secretary

Date: July 27, 2004